Exhibit 10.5

AMENDMENT 2010-1
TO THE
SUPPLEMENTAL NON-QUALIFIED SAVINGS PLAN FOR
HIGHLY COMPENSATED EMPLOYEES OF
HONEYWELL INTERNATIONAL INC. AND ITS SUBSIDIARIES
(Amended and Restated Effective January 1, 2009)

          The Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and its Subsidiaries (the “Plan”) is hereby amended pursuant to Section 13(f) of the Plan, effective as of January 1, 2011, as follows:

          1. Section 5(a) of the Plan is hereby amended in its entirety as follows:

          (a) Participant Deferred Contributions. For a particular Plan Year, a Participant may elect to defer an aggregate amount equal to (i) the difference between the maximum percentage of Base Annual Salary that the Participant may contribute for the Plan Year as Before-Tax Contributions or Roth Contributions under the Qualified Savings Plan (8% for 2011), without regard to any other limitations that may apply under the Code, and the actual Before-Tax Contributions or Roth Contributions the Participant contributes to the Qualified Savings Plans for the Plan Year, and/or (ii) from 1% to 25% (in whole percentages) of such Participant’s Base Annual Salary, without regard to any other limitations which may apply under the Code (collectively, “Participant Deferred Contributions”); provided, however, that a Participants who elects to defer any amount hereunder shall be required to make the maximum Before-Tax Contributions or Roth Contributions, as applicable, permissible under the Qualified Savings Plan for the applicable Plan Year (after giving effect to deferrals under the Plan or otherwise). For purposes of any “spillover” of deferrals from the Qualified Savings Plans, any amounts that were contributed as Roth Contributions to the Qualified Savings Plans shall be contributed as pre-tax contributions to the Plan.”

          2. The term “Before-Tax Contributions” in Section 5(b) of the Plan shall be replaced with “Before-Tax Contributions or Roth Contributions” everywhere it appears in this section.

          3. In all other respects, the Plan shall remain the same.

AMENDMENT
TO THE
SUPPLEMENTAL NON-QUALIFIED SAVINGS PLAN FOR
HIGHLY COMPENSATED EMPLOYEES OF
HONEYWELL INTERNATIONAL INC.
AND ITS SUBSIDIARIES
(as amended and restated effective January 1, 2009)

          Pursuant to the authority granted to you by the Chief Executive Officer of Honeywell International Inc. on December 23, 2010, the Supplemental Non-Qualified Savings Plan for Highly Compensated Employees of Honeywell International Inc. and Its Subsidiaries (the “Plan”) shall be, and hereby is, amended in the following particulars to provide an increased rate of Plan Employer Contributions effective with employee and employer matching contributions posted on or after July 1, 2010:

1. The following paragraphs shall replace Section 5(b) of the Plan in its entirety:

“Effective for Participant Deferred Contributions posted to a Participant’s Account on or after July 17, 2009, there shall be credited to the Participant’s Account employer contributions under the Plan (‘Plan Employer Contributions’) in an aggregate amount equal to (i) minus (ii), where (i) is 25% (for Participants entitled to a 25% Employer Contribution in the Qualified Savings Plans) or 50% (for Participants entitled to a 50% Employer Contribution in the Qualified Savings Plans) of the lesser of (x) 8% of the Participant’s Base Annual Salary without regard to any limitations that may apply under the Code, or (y) the sum the Participant contributes as Before-Tax Contributions and/or After-Tax Contributions to the Qualified Savings Plans and as Participant Deferred Contributions, and (ii) is the total amount of Employer Contributions contributed to the Participant’s account under the Qualified Savings Plans; provided, however, that in no event shall the combined Plan Employer Contributions and Savings Plan Employer Contributions exceed 8% of the Participant’s Base Annual Salary without regard to any limitations that may apply under the Code, and provided, further, that Plan Employer Contributions shall not be made with respect to a Participant during any period of suspension of Employer Contributions with respect to such Participant under the terms of the Qualified Savings Plans, whether or not such Participant continues to make Participant Contributions under the Qualified Savings Plans during the period of such suspension.

With respect to Participants who were employed on December 31, 2010, there shall be an additional amount credited to the Participant’s Account as Plan Employer Contributions in an aggregate amount equal to 25% of the Plan Employer Contributions previously credited during the period starting on July 1, 2010 and ending on December 31, 2010.

Effective for Participant Deferred Contributions posted to a Participant’s Account on or after January 1, 2011, there shall be credited to the Participant’s Account Plan Employer Contributions in an aggregate amount equal to (i) minus (ii), where (i) is 31.25% (for Participants entitled to a 31.25% Employer Contribution in the Qualified Savings Plans) or 62.5% (for Participants entitled to a 62.5% Employer Contribution in the Qualified Savings Plans) of the lesser of (x) 8% of the Participant’s Base Annual Salary without regard to any limitations that may apply under the Code, or (y) the sum the Participant contributes as Before-Tax Contributions and/or After-Tax Contributions to the Qualified Savings Plans and as Participant Deferred Contributions, and (ii) is the total amount of Employer Contributions contributed to the Participant’s account under the Qualified Savings Plans; provided, however, that in no event shall the combined Plan Employer Contributions and Savings Plan Employer Contributions exceed 8% of the Participant’s Base Annual Salary without regard to any limitations that may apply under the Code, and provided, further, that Plan Employer Contributions shall not be made with respect to a Participant during any period of suspension of Employer Contributions with respect to such Participant under the terms of the Qualified Savings Plans, whether or not such Participant continues to make Participant Contributions under the Qualified Savings Plans during the period of such suspension.”

2. In all other respects, the Plan shall remain the same.

/s/ Brian J. Marcotte

Brian J. Marcotte
Vice President, HR, Compensation & Benefits

January 6, 2011